SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              Current Report


               Filed pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) April 28, 1995


                       INTELLIGENT ELECTRONICS, INC.
                       -----------------------------
          (Exact name of registrant as specified in its charter)


           PENNSYLVANIA                 0-15991              23-2208404
   (State or Other Jurisdiction       Commission          (I.R.S. Employer
       of Incorporation or            file number         Identification
           Organization)                                       Number)


            411 Eagleview Boulevard, Exton, Pennsylvania 19341
                 (Address of principal executive offices)

                              (610) 458-5500
           (Registrant's telephone number, including area code)


                             Page 1 of 3 pages
                      Exhibit Index is on page 2

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Item 5.   Other Events.
          ------------
     On March 6, 1995, Intelligent Electronics, Inc. (the "Company") and The Future Now, Inc. ("TFN") executed a letter of intent setting forth their mutual intentions with respect to the proposed acquisition by the Company of all of the common stock of TFN (the "TFN Common Stock") in exchange for shares of common stock of the Company ("Company Common Stock").

     On April 28, 1995, the Company and TFN executed an Agreement and Plan of Merger (the "Agreement") providing for the acquisition by the Company, through a wholly-owned subsidiary, of all of the TFN Common Stock. The Agreement provides for the conversion, at the closing of the acquisition, of each outstanding share of TFN Common Stock (other than shares held by dissenting shareholders, shares held by TFN or any of its subsidiaries and shares held by the Company or any of its subsidiaries) into .6588 shares of Company Common Stock. In the event that prior to the closing of the acquisition, the outstanding shares of Company Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Company's capitalization, all without Company receiving adequate consideration therefor, then an appropriate and proportionate adjustment will be made in the conversion number and in the number and kind of shares of Company Common Stock to be delivered pursuant to the Agreement. As of the date hereof, the Company and its subsidiaries own an aggregate of 2,344,024 shares of TFN Common Stock (or 31% of the outstanding shares based on an aggregate of 7,578,566 outstanding shares, as of January 31, 1995, as reported in TFN's Form 10-K for its fiscal year ended December 31, 1994).

     The acquisition is subject to the satisfaction of customary closing conditions, including registration of the shares of Company Common Stock to be issued in the acquisition with the Securities and Exchange Commission and receipt of third party and governmental approvals, including approval of the acquisition by shareholders of TFN. The acquisition is also subject to termination as provided in Article 5 of the Agreement, including if the Average Closing Price (as defined in the Agreement) of a share of Company Common Stock exceeds $11.00 or is less than $9.00 (subject, however, to certain termination override rights of the Company and TFN).


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

(c)  Exhibits                                          Sequentially
     --------                                          Numbered Page
                                                       -------------

     A         Agreement and Plan                           4
               of Merger dated
               April 28, 1995
               (Excluding Schedules and Exhibits)


                                    -2-
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                                 SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTELLIGENT ELECTRONICS, INC.


Date:   May 2, 1995                By: /s/ Edward A. Meltzer
                                       --------------------------------
                                       Title:  Vice President and
                                               Chief Financial Officer


                                    -3-

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